EXHIBIT 99

FOR RELEASE 6:00 AM ET, July 25, 2016

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER AND FIRST HALF 2016 RESULTS
Q2 2016 Diluted EPS $0.40 compared to $0.38 for Q2 2015 and $0.38 for Q1 2016

MOOREFIELD, WV - July 25, 2016 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2016 net income of $4.24 million, or $0.40 per diluted share, compared to $4.01 million, or $0.38 per diluted share, for the second quarter of 2015, representing an increase of 5.8 percent, or 5.3 percent per diluted share. Q2 2016 earnings compared to Q2 2015 and Q1 2016 were negatively impacted by increased personnel costs and other noninterest expenses, which were offset by increased net interest earnings and increased gains realized on sales of both securities and foreclosed properties.
Excluding from second quarter 2016 one-time items of income, gain, expense and loss, Q2 2016 core earnings approximated $3.90 million, or $0.37 per diluted share compared to Q2 2015 core earnings of $4.07 million, or $0.39 per diluted share, and to Q1 2016 core earnings of $3.95 million, or $0.37 per diluted share.
For the six months ended June 30, 2016, Summit recorded net income of $8.31 million, or $0.78 per diluted share, compared with $8.29 million, or $0.78 per diluted share, for the comparable 2015 six-month period, representing an increase of 0.1%, with no change per diluted share.
Excluding from the six-month period ended June 30, 2016 one-time items of income, gain, expense and loss, core earnings approximated $7.71 million, or $0.75 per diluted share compared to the comparable period of 2015 core earnings of $8.39 million, or $0.78 per diluted share.

Highlights for Q2 2016 include:

•	Loans grew $70.0 million during the quarter, or 25.3 percent (on an annualized basis), and have grown $87.3 million, or 16.0 percent (annualized), year-to-date.

•
Nonperforming assets declined for the fifteenth consecutive quarter. Compared to the linked quarter, nonperforming assets as a percentage of total assets declined from 2.66 percent to 2.47 percent, reaching its lowest level since Q2 2008; foreclosed properties are at the lowest level since Q3 2009.

•	Core revenues increased 1.44 percent compared to the linked quarter, and 1.75 percent compared to the year ago quarter.

•	Net interest margin declined 9 basis points compared to Q2 2015, and 10 basis points compared to the linked quarter.

•	Recorded charges of $259,000 to write-down foreclosed properties compared to $109,000 in Q1 2016 and $160,000 in Q2 2015.

•	Announced our entering into a definitive merger agreement to acquire First Century Bankshares, Inc. headquartered in Bluefield, West Virginia.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “Summit achieved another quarter of solid operating results in Q2 2016, despite the challenges of higher overhead costs from the important investments we are making both in our people and in our infrastructure to assist us in maintaining our growth momentum. Our strong core earnings, growing loan portfolio and continued reductions in our portfolio of problem assets are all very gratifying to note; but I am particularly pleased by the opportunities represented by our two pending acquisitions of First Century Bankshares, announced during the quarter just ended and expected to close at beginning of the year 2017; and of Highland County Bankshares, which has received all requisite shareholder and regulatory approvals and is expected to close on October 1, 2016. These deals serve to combine Summit with two financially strong banks that have similar cultures, core values and guiding principles as ours, and share the same commitment to build long-term client relationships by providing service beyond expectations.”

Results from Operations
Total revenue for second quarter 2016, consisting of net interest income and noninterest income, grew 3.2 percent to $14.8 million compared to $14.3 million for the second quarter 2015. For the year-to-date period ended June 30, 2016, total revenue was $29.4 million compared to $29.0 million for the same period of 2015, representing a 1.3 percent increase.
Total core revenue, excluding nonrecurring items, described above, was $14.4 million for second quarter 2016 compared to $14.1 million for the same prior-year quarter, an increase of 1.8 percent. For the first half of 2016, total core revenue (excluding nonrecurring items) was $28.6 million compared to $28.2 million for the first half of 2015, a 1.6 percent improvement.
For the second quarter of 2016, net interest income was $11.7 million, an increase of 2.4 percent from the $11.5 million reported in the prior-year second quarter and decreased $45,000 compared to the linked quarter. The net interest margin for second quarter 2016 was 3.40 percent compared to 3.49 percent for the year-ago quarter, and 3.50 percent for the linked quarter.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for second quarter 2016 was $3.05 million compared to $2.86 million for the comparable period of 2015. Excluding realized securities gains, noninterest income was $2.66 million for second quarter 2016, compared to $2.69 million reported for second quarter 2015.
The second quarter 2016 provision for loan losses totaled $250,000, compared to $250,000 for the linked quarter, and $500,000 for the year-ago quarter.
Core noninterest expense continues to be well-controlled. Total noninterest expense increased 4.7% to $8.44 million compared to $8.06 million for the prior-year second quarter. Excluding from noninterest expense (on a pre-tax basis) merger expenses, gains/losses on sales of foreclosed properties, and write-downs of foreclosed properties, noninterest expense would have approximated $8.30 million for Q2 2016 compared to $7.80 million for the comparable period of 2015. Noninterest expense for the first half of 2016 increased 4.5% compared to the first half of 2015.

Balance Sheet
At June 30, 2016, total assets were $1.57 billion, an increase of $72.8 million, or 4.9 percent since December 31, 2015. Total loans, net of unearned fees and allowance for loan losses, were $1.17 billion at June 30, 2016, up $87.4 million, or 8.1 percent, from the $1.08 billion reported at year-end 2015.
At June 30, 2016, deposits were $1.10 billion, an increase of $29.8 million, or 2.8 percent, since year end 2015. During first half 2016, checking and time deposits declined by $8.8 million and $1.3 million, respectively, or 2.6 percent and 0.3 percent respectively, while savings increased $40.0 million or 15.0 percent.

Asset Quality
As of June 30, 2016, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $38.7 million, or 2.47 percent of assets. This compares to $40.1 million, or 2.66 percent of assets at the linked quarter, and $45.1 million, or 3.05 percent of assets, at second quarter 2015.
Second quarter 2016 net loan charge-offs were $188,000, or 0.07 percent of average loans annualized; while adding $250,000 to the allowance for loan losses. The allowance for loan losses stood at $11.4 million, or 0.97 percent of total loans at June 30, 2016, compared to 1.05 percent at year-end 2015.

Capital Adequacy
Shareholders’ equity was $150.7 million as of June 30, 2016 compared to $143.7 million December 31, 2015 and $140.1 million at June 30, 2015. Tangible book value per common share increased to $13.40 at June 30, 2016 compared to $12.78 at December 31, 2015 and $12.22 at June 30, 2015. Summit had 10,692,320 outstanding common shares at Q2 2016 quarter end compared to 10,671,744 at year end 2015.
Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), is well in excess of regulatory requirements for a "well capitalized" institution at June 30, 2016. The Bank’s total risk-based capital ratio was 13.9 percent at June 30, 2016 compared to 14.5 percent at December 31, 2015, while its Tier 1 leverage capital ratio was 10.6 percent at June 30, 2016 compared to the 10.8 percent reported at December 31, 2015.

About the Company
Summit Financial Group, Inc. is a $1.57 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2016 vs Q2 2015
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2016	6/30/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$13,622	$12,972	5.0%
Securities	1,656	1,685	-1.7%
Other	5	1	400.0%
Total interest income	15,283	14,658	4.3%
Interest expense
Deposits	2,154	2,074	3.9%
Borrowings	1,395	1,126	23.9%
Total interest expense	3,549	3,200	10.9%
Net interest income	11,734	11,458	2.4%
Provision for loan losses	250	500	-50.0%
Net interest income after provision for loan losses	11,484	10,958	4.8%

Noninterest income
Insurance commissions	1,090	1,080	0.9%
Service fees related to deposit accounts	1,059	1,072	-1.2%
Realized securities gains	383	170	125.3%
Other income	513	538	-4.6%
Total noninterest income	3,045	2,860	6.5%
Noninterest expense
Salaries and employee benefits	4,764	4,442	7.2%
Net occupancy expense	512	489	4.7%
Equipment expense	686	560	22.5%
Professional fees	429	372	15.3%
FDIC premiums	300	320	-6.3%
Merger expense	153	—	n/a
Foreclosed properties expense	93	158	-41.1%
Loss (gain) on sales of foreclosed properties	(276)	103	-368.0%
Write-downs of foreclosed properties	259	160	61.9%
Other expenses	1,517	1,457	4.1%
Total noninterest expense	8,437	8,061	4.7%
Income before income taxes	6,092	5,757	5.8%
Income taxes	1,849	1,747	5.8%
Net income	$4,243	$4,010	5.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2016 vs Q2 2015

	For the Quarter Ended		Percent
	6/30/2016	6/30/2015	Change
Per Share Data
Earnings per common share
Basic	$0.40	$0.38	5.3%
Diluted	$0.40	$0.38	5.3%

Cash dividends	$0.10	$0.08	25.0%

Average common shares outstanding
Basic	10,681,995	10,667,892	0.1%
Diluted	10,701,017	10,676,474	0.2%

Common shares outstanding at period end	10,692,320	10,843,676	-1.4%

Performance Ratios
Return on average equity	11.49%	11.67%	-1.5%
Return on average tangible equity	12.10%	12.36%	-2.1%
Return on average assets	1.10%	1.09%	0.9%
Net interest margin	3.40%	3.49%	-2.6%
Efficiency ratio (A)	55.35%	52.05%	6.3%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2016 vs 2015
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2016	6/30/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$27,059	$25,821	4.8%
Securities	3,382	3,579	-5.5%
Other	7	2	250.0%
Total interest income	30,448	29,402	3.6%
Interest expense
Deposits	4,324	4,145	4.3%
Borrowings	2,611	2,279	14.6%
Total interest expense	6,935	6,424	8.0%
Net interest income	23,513	22,978	2.3%
Provision for loan losses	500	750	-33.3%
Net interest income after provision for loan losses	23,013	22,228	3.5%

Noninterest income
Insurance commissions	2,013	2,208	-8.8%
Service fees related to deposit accounts	2,038	2,048	-0.5%
Realized securities gains	775	650	19.2%
Other income	1,026	1,093	-6.1%
Total noninterest income	5,852	5,999	-2.5%
Noninterest expense
Salaries and employee benefits	9,446	8,629	9.5%
Net occupancy expense	1,051	988	6.4%
Equipment expense	1,343	1,095	22.6%
Professional fees	901	707	27.4%
FDIC premiums	600	650	-7.7%
Merger expense	264	—	n/a
Foreclosed properties expense	217	366	-40.7%
Loss (gain) on sales of foreclosed properties	(282)	253	-211.5%
Write-downs of foreclosed properties	369	732	-49.6%
Other expenses	3,082	2,846	8.3%
Total noninterest expense	16,991	16,266	4.5%
Income before income taxes	11,874	11,961	-0.7%
Income taxes	3,569	3,667	-2.7%
Net income	$8,305	$8,294	0.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2016 vs 2015

	For the Six Months Ended		Percent
	6/30/2016	6/30/2015	Change
Per Share Data
Earnings per common share
Basic	$0.78	$0.85	-8.2%
Diluted	$0.78	$0.78	—%

Cash dividends	$0.20	$0.16	25.0%

Average common shares outstanding
Basic	10,676,925	9,747,042	9.5%
Diluted	10,685,290	10,585,411	0.9%

Common shares outstanding at period end	10,692,320	10,843,676	-1.4%

Performance Ratios
Return on average equity	11.29%	12.22%	-7.6%
Return on average tangible equity	11.90%	12.95%	-8.1%
Return on average assets	1.09%	1.14%	-4.4%
Net interest margin	3.45%	3.54%	-2.5%
Efficiency ratio (A)	55.63%	50.65%	9.8%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Condensed Statements of Income
Interest income
Loans, including fees	$13,622	$13,436	$13,265	$12,983	$12,972
Securities	1,656	1,726	1,685	1,543	1,685
Other	5	3	1	5	1
Total interest income	15,283	15,165	14,951	14,531	14,658
Interest expense
Deposits	2,154	2,170	2,085	2,106	2,074
Borrowings	1,395	1,216	1,133	1,120	1,126
Total interest expense	3,549	3,386	3,218	3,226	3,200
Net interest income	11,734	11,779	11,733	11,305	11,458
Provision for loan losses	250	250	250	250	500
Net interest income after provision for loan losses	11,484	11,529	11,483	11,055	10,958

Noninterest income
Insurance commissions	1,090	924	851	983	1,080
Service fees related to deposit accounts	1,059	978	1,126	1,111	1,072
Realized securities gains	383	393	421	372	170
Other income	513	511	471	527	538
Total noninterest income	3,045	2,806	2,869	2,993	2,860
Noninterest expense
Salaries and employee benefits	4,764	4,682	4,530	4,479	4,442
Net occupancy expense	512	540	481	496	489
Equipment expense	686	656	617	582	560
Professional fees	429	472	507	402	372
FDIC premiums	300	300	270	300	320
Merger expense	153	112	—	—	—
Foreclosed properties expense	93	124	150	168	158
Loss (gain) on sale of foreclosed properties	(276)	(6)	(314)	35	103
Write-downs of foreclosed properties	259	109	636	1,046	160
Other expenses	1,517	1,565	1,617	1,364	1,457
Total noninterest expense	8,437	8,554	8,494	8,872	8,061
Income before income taxes	6,092	5,781	5,858	5,176	5,757
Income taxes	1,849	1,719	1,712	1,515	1,747
Net income	$4,243	$4,062	$4,146	$3,661	$4,010

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Per Share Data
Earnings per common share
Basic	$0.40	$0.38	$0.39	$0.34	$0.38
Diluted	$0.40	$0.38	$0.39	$0.34	$0.38

Cash dividends	$0.10	$0.10	$0.08	$0.08	$0.08

Average common shares outstanding
Basic	10,681,995	10,671,856	10,661,700	10,703,526	10,667,892
Diluted	10,701,017	10,679,301	10,669,192	10,712,203	10,676,474

Common shares outstanding at period end	10,692,320	10,681,880	10,671,744	10,658,199	10,843,676

Performance Ratios
Return on average equity	11.49%	11.10%	11.66%	10.42%	11.67%
Return on average tangible equity	12.10%	11.70%	12.31%	11.01%	12.36%
Return on average assets	1.10%	1.08%	1.12%	1.00%	1.09%
Net interest margin	3.40%	3.50%	3.51%	3.41%	3.49%
Efficiency ratio - (A)	55.35%	55.93%	54.46%	52.93%	52.05%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

Assets
Cash and due from banks	$4,161	$4,005	$3,625	$4,232	$3,988
Interest bearing deposits other banks	8,897	12,655	5,862	8,057	9,274
Securities	261,633	271,515	280,792	272,127	276,661
Loans, net	1,166,723	1,096,790	1,079,331	1,062,348	1,064,472
Property held for sale	23,425	24,684	25,567	29,713	31,500
Premises and equipment, net	21,405	21,589	21,572	20,457	20,490
Intangible assets	7,398	7,448	7,498	7,548	7,598
Cash surrender value of life insurance policies	38,246	37,989	37,732	37,482	37,222
Other assets	33,293	31,893	30,450	27,340	28,764
Total assets	$1,565,181	$1,508,568	$1,492,429	$1,469,304	$1,479,969

Liabilities and Shareholders' Equity
Deposits	$1,096,545	$1,094,544	$1,066,709	$1,072,091	$1,053,310
Short-term borrowings	205,552	153,448	171,394	145,291	174,599
Long-term borrowings and subordinated debentures	94,214	94,692	95,170	95,648	98,625
Other liabilities	18,201	19,755	15,412	15,985	13,363
Shareholders' equity	150,669	146,129	143,744	140,289	140,072
Total liabilities and shareholders' equity	$1,565,181	$1,508,568	$1,492,429	$1,469,304	$1,479,969

Book value per common share	$14.09	$13.68	$13.48	$13.16	$12.92
Tangible book value per common share	$13.40	$12.98	$12.78	$12.45	$12.22
Tangible equity to tangible assets	9.2%	9.2%	9.2%	9.1%	9.0%
Tangible common equity to tangible assets	9.2%	9.2%	9.2%	9.1%	9.0%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.5%	11.9%	11.8%	11.7%	11.6%
Tier 1 Risk-based Capital	12.9%	13.5%	13.4%	13.4%	13.2%
Total Risk Based Capital	13.8%	14.5%	14.4%	14.4%	14.2%
Tier 1 Leverage Ratio	10.5%	10.7%	10.7%	10.5%	10.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	13.0%	13.6%	13.6%	13.6%	13.4%
Tier 1 Risk-based Capital	13.0%	13.6%	13.6%	13.6%	13.4%
Total Risk Based Capital	13.9%	14.5%	14.5%	14.6%	14.4%
Tier 1 Leverage Ratio	10.6%	10.7%	10.8%	10.7%	10.6%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

Commercial	$101,521	$101,743	$97,201	$89,250	$97,284
Mortgage warehouse lines	80,282	—	—	—	—
Commercial real estate
Owner occupied	190,534	202,680	203,555	199,068	191,743
Non-owner occupied	348,099	353,350	337,295	336,550	331,056
Construction and development
Land and development	65,702	66,483	65,500	66,164	64,435
Construction	8,506	7,997	9,970	8,419	18,214
Residential real estate
Non-jumbo	225,919	221,368	221,749	222,739	220,199
Jumbo	52,105	50,057	50,313	46,092	49,203
Home equity	75,904	74,097	74,300	73,652	72,504
Consumer	19,520	19,095	19,251	19,124	18,683
Other	10,008	11,235	11,669	12,518	12,423
Total loans, net of unearned fees	1,178,100	1,108,105	1,090,803	1,073,576	1,075,744
Less allowance for loan losses	11,377	11,315	11,472	11,228	11,272
Loans, net	$1,166,723	$1,096,790	$1,079,331	$1,062,348	$1,064,472

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Non interest bearing checking	$120,845	$122,378	$119,010	$118,887	$113,256
Interest bearing checking	205,095	210,878	215,721	217,242	202,957
Savings	306,785	286,695	266,825	259,185	246,949
Time deposits	463,820	474,593	465,153	476,777	490,148
Total deposits	$1,096,545	$1,094,544	$1,066,709	$1,072,091	$1,053,310

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

Gross loan charge-offs	$263	$561	$132	$774	$463
Gross loan recoveries	(75)	(154)	(126)	(481)	(407)
Net loan charge-offs	$188	$407	$6	$293	$56

Net loan charge-offs to average loans (annualized)	0.07%	0.15%	—%	0.11%	0.02%
Allowance for loan losses	$11,377	$11,315	$11,472	$11,228	$11,272
Allowance for loan losses as a percentage of period end loans	0.97%	1.02%	1.05%	1.05%	1.05%

Nonperforming assets:
Nonperforming loans
Commercial	$399	$430	$853	$884	$1,065
Commercial real estate	5,773	6,140	5,955	5,294	2,421
Commercial construction and development	—	—	—	—	—
Residential construction and development	5,400	5,467	5,623	5,345	5,627
Residential real estate	3,531	3,248	3,245	3,881	4,433
Consumer	91	121	92	53	45
Total nonperforming loans	15,194	15,406	15,768	15,457	13,591
Foreclosed properties
Commercial	—	—	—	—	—
Commercial real estate	976	976	1,300	3,209	3,279
Commercial construction and development	8,708	8,717	8,717	9,328	10,178
Residential construction and development	12,989	13,808	14,068	14,965	15,839
Residential real estate	752	1,183	1,482	2,211	2,204
Total foreclosed properties	23,425	24,684	25,567	29,713	31,500
Other repossessed assets	38	—	5	—	55
Total nonperforming assets	$38,657	$40,090	$41,340	$45,170	$45,146

Nonperforming loans to period end loans	1.29%	1.39%	1.45%	1.44%	1.26%
Nonperforming assets to period end assets	2.47%	2.66%	2.77%	3.07%	3.05%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

Commercial	$422	$465	$339	$42	$344
Commercial real estate	214	920	543	1,926	4,945
Construction and development	520	218	1,182	39	21
Residential real estate	4,763	3,055	4,442	3,888	3,932
Consumer	177	73	186	216	211
Other	12	14	9	9	7
Total	$6,108	$4,745	$6,701	$6,120	$9,460

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2016 vs Q2 2015
	Q2 2016			Q2 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,126,519	$13,488	4.82%	$1,046,203	$12,854	4.93%
Tax-exempt	14,554	203	5.61%	12,466	179	5.76%
Securities
Taxable	211,624	1,062	2.02%	216,063	1,093	2.03%
Tax-exempt	71,649	900	5.05%	74,430	898	4.84%
Interest bearing deposits other banks and Federal funds sold	9,152	4	0.18%	7,923	1	0.05%
Total interest earning assets	1,433,498	15,657	4.39%	1,357,085	15,025	4.44%

Noninterest earning assets
Cash & due from banks	3,752			3,973
Premises & equipment	21,517			20,409
Other assets	89,773			96,231
Allowance for loan losses	(11,420)			(11,095)
Total assets	$1,537,120			$1,466,603

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$205,242	$79	0.15%	$206,597	$59	0.11%
Savings deposits	295,402	550	0.75%	251,802	429	0.68%
Time deposits	471,343	1,526	1.30%	486,396	1,586	1.31%
Short-term borrowings	183,673	419	0.92%	154,704	125	0.32%
Long-term borrowings and subordinated debentures	94,568	975	4.15%	100,583	1,001	3.99%
Total interest bearing liabilities	1,250,228	3,549	1.14%	1,200,082	3,200	1.07%

Noninterest bearing liabilities
Demand deposits	120,118			114,327
Other liabilities	19,044			14,771
Total liabilities	1,389,390			1,329,180

Shareholders' equity - preferred	—			—
Shareholders' equity - common	147,730			137,423
Total liabilities and shareholders' equity	$1,537,120			$1,466,603

NET INTEREST EARNINGS		$12,108			$11,825

NET INTEREST MARGIN			3.40%			3.49%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2016 vs YTD 2015
	YTD 2016			YTD 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,107,801	$26,778	4.86%	$1,040,935	$25,588	4.96%
Tax-exempt	15,189	424	5.61%	12,516	353	5.69%
Securities
Taxable	210,494	2,146	2.05%	213,252	2,368	2.24%
Tax-exempt	75,482	1,873	4.99%	75,744	1,835	4.89%
Interest bearing deposits other banks and Federal funds sold	8,621	7	0.16%	7,504	2	0.05%
Total interest earning assets	1,417,587	31,228	4.43%	1,349,951	30,146	4.50%

Noninterest earning assets
Cash & due from banks	3,757			3,827
Premises & equipment	21,556			20,307
Other assets	89,708			97,454
Allowance for loan losses	(11,491)			(11,166)
Total assets	$1,521,117			$1,460,373

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$207,487	$162	0.16%	$203,237	$118	0.12%
Savings deposits	286,399	1,055	0.74%	253,093	857	0.68%
Time deposits	471,470	3,106	1.32%	486,187	3,169	1.31%
Short-term borrowings	176,111	659	0.75%	149,769	238	0.32%
Long-term borrowings and subordinated debentures	94,811	1,952	4.14%	103,148	2,041	3.99%
Total interest bearing liabilities	1,236,278	6,934	1.13%	1,195,434	6,423	1.08%

Noninterest bearing liabilities
Demand deposits	120,291			114,761
Other liabilities	17,485			14,435
Total liabilities	1,374,054			1,324,630

Shareholders' equity - preferred	—			3,602
Shareholders' equity - common	147,063			132,141
Total liabilities and shareholders' equity	$1,521,117			$1,460,373

NET INTEREST EARNINGS		$24,294			$23,723

NET INTEREST MARGIN			3.45%			3.54%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Six Months Ended
Dollars in thousands	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015

Core earnings applicable to common shares	$3,895	$3,950	$4,069	$7,705	$8,394

FHLB special dividend	—	—	—	—	176
Applicable income tax effect	—	—	—	—	(65)
Realized securities gains	383	393	170	775	650
Applicable income tax effect	(142)	(145)	(63)	(287)	(241)
Merger expense	153	(112)	—	264	—
Applicable income tax effect	(57)	41	—	(98)	—
Gain (loss) on sale of foreclosed properties	276	6	(103)	282	(253)
Applicable income tax effect	(102)	(2)	38	(104)	94
Write-downs foreclosed properties	(259)	(109)	(160)	(369)	(732)
Applicable income tax effect	96	40	59	137	271
	348	112	(59)	600	(100)
GAAP net income applicable to common shares	$4,243	$4,062	$4,010	$8,305	$8,294

Core diluted earnings per common share	$0.37	$0.37	$0.39	$0.75	$0.78

FHLB special dividend	—	—	—	—	0.02
Applicable income tax effect	—	—	—	—	(0.01)
Realized securities gains	0.04	0.04	0.02	0.07	0.06
Applicable income tax effect	(0.01)	(0.01)	(0.01)	(0.03)	(0.02)
Merger expense	(0.01)	(0.01)	—	(0.02)	—
Applicable income tax effect	—	—	—	0.01	—
Gain (loss) on sale of foreclosed properties	0.03	—	(0.01)	0.03	(0.02)
Applicable income tax effect	(0.01)	—	—	(0.01)	0.01
Write-downs of foreclosed properties	(0.02)	(0.01)	(0.01)	(0.03)	(0.07)
Applicable income tax effect	0.01	—	—	0.01	0.03
	0.03	0.01	(0.01)	0.03	—
GAAP diluted earnings per common share	$0.40	$0.38	$0.38	$0.78	$0.78

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Six Months Ended
Dollars in thousands	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015

Total core revenue	$14,396	$14,192	$14,148	$28,590	$28,151

FHLB special dividend	—	—	—	—	176
Realized securities gains	383	393	170	775	650
	383	$393	170	775	826
GAAP total revenue	$14,779	$14,585	$14,318	$29,365	$28,977

Total core noninterest income	$2,662	$2,413	$2,690	$5,077	$5,349

Realized securities gains	383	393	170	775	650
	383	393	170	775	650
GAAP total noninterest income	$3,045	$2,806	$2,860	$5,852	$5,999

Total core noninterest expense	$8,301	$8,339	$7,798	$16,640	$15,281

Merger expense	153	112	—	264	—
(Gains)/losses on sales of foreclosed properties	(276)	(6)	103	(282)	253
Write-downs of foreclosed properties	259	109	160	369	732
	136	215	263	351	985
GAAP total noninterest expense	$8,437	$8,554	$8,061	$16,991	$16,266